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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)            March 24, 2003
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-31135                 04-3209022
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(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina            27703-8466
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code      (919) 941-9777
                                                    ----------------------------


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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5.    Other Events.

     On March 24, 2003, Inspire Pharmaceuticals, Inc. (the "Company") completed the offering of 750,000 shares (the "Shares") of common stock, par value $.001 per share, pursuant to the underwriter's exercise of their over-allotment option resulting in net proceeds to the Company, after deducting the underwriting discounts and commissions of approximately $9.5 million. The offering of the Shares was made pursuant to a prospectus supplement dated March 14, 2003 relating to the prospectus dated March 7, 2003 (collectively, the "Prospectus") filed with the Company's shelf registration statement on Form S-3 (File No. 333-102595) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

     In order to furnish an updated exhibit for incorporation by reference into the Registration Statement, the Company is filing herewith an opinion received from its counsel regarding the validity of the Shares sold pursuant to the Prospectus.

Item 7.    Financial Statements and Exhibits.

(C) Exhibits.

      Exhibit No.                Description of Exhibit
      -----------                ----------------------

      5.1                        Opinion of Reed Smith LLP


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Inspire Pharmaceuticals, Inc.


                                    By:   /s/ Gregory J. Mossinghoff
                                         --------------------------------
                                              Gregory J. Mossinghoff
                                              President, Secretary and
                                              Treasurer

Dated:  March 24, 2003